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                                                                   EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Data Processing Resources Corporation on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933 of our reports dated February 1, 1996 and May 16, 1994, appearing in the Prospectus which is included in the Registration Statement on Form S-1, as amended, of Data Processing Resources Corporation (No. 333-18719) declared effective on January 21, 1997 by the Securities and Exchange Commission and to all references to our firm included in this Registration Statement.

                                           ARTHUR ANDERSEN LLP

Omaha, Nebraska
 January 21, 1997